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                                  EXHIBIT 99.2

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GENERAL GROWTH PROPERTIES,                                                                             DISCOUNT WAIVER REQUEST FORM
INC.                                                                                                GENERAL GROWTH PROPERTIES, INC.
                                                                                                                       COMMON STOCK
                                                                                      DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
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                                                             This form when completed and signed, should be faxed to (212) 273 8200
                                                                                      The Chase Manhattan Bank as Administrator c/o
                                                                                         ChaseMellon Capital Markets Advisory Group
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   This form is to be used only by prospective purchasers ("Participants") of shares of common stock in the General Growth
   Properties, Inc. ("Company") Direct Stock Purchase and Dividend Reinvestment Plan (the "Plan") who are requesting authorization from the Company to make an optional cash investment under the Plan in excess of the $_______ monthly maximum. A new form must be completed each month in which the Participant wishes to make an optional cash investment in excess of the $________ monthly maximum under the plan. This form will not be accepted by the Administrator, unless it is completed in its entirety.

   The Participant submitting this form hereby certifies that (a) the information contained herein is true and correct as of the date of this form, (b) the Participant has received the Prospectus relating to the Plan (the "Prospectus"), (c) the Participant is a Qualified Institutional Buyer, as defined in Rule 144A of the Securities and Exchange Commission, and (d) the person submitting this form is authorized to do so.
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   THIS FORM SHOULD BE COMPLETED AND RETURNED VIA FACSIMILE TO THE ADMINISTRATOR, AT (212) _____-________, ATTENTION: GENERAL
   GROWTH, BY 10:00 A.M. EASTERN STANDARD TIME, ON THE DAY THAT IS TWO (2) BUSINESS DAYS PRIOR TO THE FIRST DAY OF THE PRICING
   PERIOD FOR THE APPLICABLE INVESTMENT DATE. (SEE APPENDIX 1 TO THE PROSPECTUS.) FOR INFORMATION REGARDING THE DISCOUNT (IF ANY)
   AND THRESHOLD PRICE (IF ANY) THAT MAY BE APPLICABLE TO OPTIONAL CASH INVESTMENTS MADE PURSUANT TO AN APPROVED REQUEST FOR WAIVER,
   PLEASE CONTACT THE ADMINISTRATOR AT (212) ____-_______.
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 2.  BID INFORMATION In the table below, please enter one or more bids you wish to submit. You may submit a bid for any amount and at any discount up to and including the maximum. The company may reject your bid for any reason, including requests for waivers submitted by other shareholders at lesser discounts, greater amounts, or any combination thereof. The company has sole discretion whether to accept or reject your offer.

      Bid       Amount Bid (US$)                                Discount Bid (%)
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       1
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       2
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       3
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       4
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       5
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 3.  Participant Information Please Fill Out Entirely. BIDS WITH INCOMPLETE INFORMATION WILL BE REJECTED.





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     Name of Participant


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     Name and Title of Authorized Officer               Signature of Authorized Officer         Date


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     Participant's Tax I.D. Number                      Phone Number                            Fax Number


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     Street Address                                     City                          State                 Zip


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 4.  Payment Information WIRED FUNDS SHOULD BE DIRECTED TO THE FOLLOWING CHASE MANHATTAN ACCOUNT: ABA 021000021, ACCOUNT
     ______________. CREDIT PARTY NAME IS _________________ PLAN, PLEASE MAKE REFERENCE TO GENERAL GROWTH PROPERTIES, INC. THE
     ADMINISTRATOR MUST RECEIVE ALL FUNDS BY 4:00 P.M., EASTERN STANDARD TIME ON THE BUSINESS DAY PRIOR TO THE FIRST DAY OF THE
     PRICING PERIOD FOR THE APPLICABLE INVESTMENT DATE.
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